Exhibit 10
SUMMARY OF DIRECTOR AND NAMED EXECUTIVE OFFICER COMPENSATION
This summary sets forth the compensation of the Directors of Kimball International, Inc. (the "Company"). The summary also includes compensation as of the quarter ended March 31, 2011 of the Chief Executive Officer, Chief Financial Officer, and three most highly compensated executive officers (the "Named Executive Officers") of the Company as identified in the Company's most recent Proxy Statement filed with the Securities and Exchange Commission.
For a detailed description of the compensation arrangements that the Directors and Named Executive Officers participate in, refer to the Company's most recent Proxy Statement filed with the Securities and Exchange Commission.
Director Compensation
All Outside (non-employee) Directors receive annual compensation of $55,000 for the year for service as Directors. The Chairperson of the Audit Committee of the Board of Directors receives $5,500 per committee meeting, and other Audit Committee members receive $4,000 per committee meeting. The Chairperson of the Compensation and Governance Committee receives $4,000 per committee meeting, and other members of the Compensation and Governance Committee receive $2,500 per committee meeting. Members of the Strategic Planning Committee receive $4,000 per committee meeting.
The Directors can elect to receive all of their annual retainer and/or meeting fees in shares of Class B Common Stock under the Company's 2003 Stock Option and Incentive Plan. Directors are also reimbursed for travel expenses incurred in connection with Board and Committee meeting attendance.
An Outside Director is a director who is not an employee of the Company or one of its subsidiaries. James C. Thyen, President and Chief Executive Officer, and Douglas A. Habig, Chairman of the Board, are Directors of the Company but do not receive compensation for their services as Directors.
Named Executive Officers
Base Pay
Periodically, the Compensation and Governance Committee of the Board of Directors reviews and approves the salaries that are paid to the Company's executive officers. The following are the current annualized base salaries for the Company's Named Executive Officers:

James C. Thyen, President and Chief Executive Officer	$879,996
Donald D. Charron, Executive Vice President, President-Kimball Electronics Group	$547,300
Robert F. Schneider, Executive Vice President, Chief Financial Officer	$434,200
John H. Kahle, Executive Vice President, General Counsel, Secretary	$369,200
Gary W. Schwartz, Executive Vice President, Chief Information Officer	$292,500

Cash Incentive Compensation
Each of the Named Executive Officers was eligible to participate in the Company's 2005 Profit Sharing Incentive Bonus Plan (the "Plan") for fiscal year 2010. A long-standing component of the Company's profit sharing incentive bonus plan is that it is linked to the performance of the Company which automatically lowers total compensation expense when profits are down. Under the Plan, cash incentives are accrued annually and paid in five installments over the succeeding fiscal year. Except for provisions relating to retirement, death, permanent disability, and certain other circumstances described in a participant's employment agreement, participants must be actively employed on each payment date to be eligible to receive any unpaid cash incentive installment. The total amount of cash incentives accrued and authorized to be paid to the Named Executive Officers based on the Company's fiscal year 2010 results is listed below. The Named Executive Officers received an installment of 50% of the payment in August 2010, 12.5% was paid in September 2010, January 2011, and April 2011, and the remaining 12.5% will be paid in June 2011.

James C. Thyen, President and Chief Executive Officer	$64,867
Donald D. Charron, Executive Vice President, President-Kimball Electronics Group	$138,239
Robert F. Schneider, Executive Vice President, Chief Financial Officer	$33,159
John H. Kahle, Executive Vice President, General Counsel, Secretary	$27,854
Gary W. Schwartz, Executive Vice President, Chief Information Officer	$22,353
Donald D. Charron, Robert F. Schneider, John H. Kahle, and Gary W. Schwartz were awarded additional discretionary cash compensation of $10,000, $33,000, $27,000, and $22,000, respectively, for fiscal year 2010.
Stock Compensation
The Named Executive Officers may also receive a variety of stock incentive benefits under the 2003 Stock Option and Incentive Plan consisting of: restricted stock, restricted share units, unrestricted share grants, incentive stock options, nonqualified stock options, stock appreciation rights, performance shares, and performance units. The only form of award granted to Named Executive Officers for fiscal year 2011 was performance shares. Performance shares include both an annual performance share ("APS") award and a long-term performance share ("LTPS") award with one-fifth (1/5) of the LTPS award vesting annually over the succeeding five-year period. No other form of award has been granted to the Named Executive Officers since July 2005.
The following table summarizes the performance shares issued in Class A Common Stock during August 2010 to the Company's Named Executive Officers pursuant to their fiscal year 2010 performance share awards:

	APS Award (number of shares issued) (1)	LTPS Award (number of shares issued) (1)
James C. Thyen, President and Chief Executive Officer	11,440	20,104
Donald D. Charron, Executive Vice President, President-Kimball Electronics Group	2,025	5,956
Robert F. Schneider, Executive Vice President, Chief Financial Officer	600	4,316
John H. Kahle, Executive Vice President, General Counsel, Secretary	600	4,316
Gary W. Schwartz, Executive Vice President, Chief Information Officer	600	4,316

(1) Shares have not been reduced by the number of shares withheld to satisfy tax withholding obligations.

The following table summarizes the maximum number of performance shares awarded in August 2010 to the Company's Named Executive Officers for fiscal year 2011:

	APS Award (number of shares)	LTPS Award (number of shares)
James C. Thyen, President and Chief Executive Officer	143,000	183,000
Donald D. Charron, Executive Vice President, President-Kimball Electronics Group	7,500	26,300
Robert F. Schneider, Executive Vice President, Chief Financial Officer	7,500	30,300
John H. Kahle, Executive Vice President, General Counsel, Secretary	7,500	29,300
Gary W. Schwartz, Executive Vice President, Chief Information Officer	7,500	28,300

The number of shares to be issued will be dependent upon the percentage payout under the Plan. Refer to the Company's Proxy Statement for further details.
The following table summarizes unrestricted shares issued in February 2011 to the Company's Named Executive Officers:

	Class A (number of shares issued) (1)	Class B (number of shares issued) (1)
Donald D. Charron, Executive Vice President, President-Kimball Electronics Group	4,000	—
Robert F. Schneider, Executive Vice President, Chief Financial Officer	—	2,500
John H. Kahle, Executive Vice President, General Counsel, Secretary	—	2,000
Gary W. Schwartz, Executive Vice President, Chief Information Officer	—	2,000

(1) Shares have not been reduced by the number of shares withheld to satisfy tax withholding obligations.
Retirement Plans
The Named Executive Officers participate in a defined contribution, participant-directed retirement plan with a 401(k) provision that all domestic employees are eligible to participate in (the "Retirement Plan"). The Retirement Plan provides for voluntary employee contributions as well as a discretionary annual Company contribution based on a percent of net income with certain minimum and maximum limits as determined annually by the Board of Directors. Each eligible employee's Company contribution is defined as a percent of eligible compensation, the percent being identical for all eligible employees, including Named Executive Officers. Participant contributions are fully vested immediately, and Company contributions are fully vested after five years of participation. All Named Executive Officers are fully vested. The Retirement Plan is fully funded. For those eligible employees who, under the 1986 Tax Reform Act, are deemed to be highly compensated, their individual Company contribution under the Retirement Plan is reduced. For employees who are eligible, including all Named Executive Officers, there is a nonqualified, Supplemental Employee Retirement Plan (SERP) in which the Company contributes to the account of each individual an amount equal to the reduction in the contribution under the Retirement Plan arising from the provisions of the 1986 Tax Reform Act. The SERP investment is primarily composed of employee contributions.
Other
The Named Executive Officers receive nominal benefits such as financial counseling, medical reimbursement, executive preventive healthcare program, tax preparation, and other miscellaneous items. The Named Executive Officers may use the Company aircraft for transportation related to the executive preventive healthcare program and for limited personal reasons. The exact amounts received from these benefits are not predetermined and are disclosed annually in the Company's Proxy Statement.